03/08/2006

    Ms. Barbara L. Marik                                                     Via UPS
    First Vice President                                                   (312) 904-7323
    LaSalle Bank National Association
    135 South LaSalle Street, Suite 1625
    Chicago, IL
    USA  60603-0000

Merril Lynch Mortgage Investors Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-CIPl
Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

/s/ Steven W. Smith	3/8/06
Steven W. Smith
Executive Vice President

    A member of The PNC Financial Services Group
    10851 Mastin P.O. Box 25965 Shawnee Mission Kansas 66225-5965
    www.midlandls.com 913 253 9000 T 913 253 9001 F

cc:
    Attn: Commercial Mortgage Surveillance Group
    Dominion Bond Rating Service Limited
    20 North Clark Street
    Chicago, IL 60602

    Mr. Steven J. Bjerke
    DSHI Opco LLC
    1601 Washington Ave
    Miami Beach, Florida 33139

    Attn: CMBS Surveillance
    Fitch, Inc.
    One State Street Plaza, 31st Floor
    New York, NY 10004-0000

    Mr. Michael M McGovern
    Director
    Merrill Lynch Mortgage Investors, Inc.
    4 World Financial Center, 10th Floor
    New York, NY 10080-0000

    Attn: Commercial Mortgage Surveillance
    Moody's Investor Services, Inc.
    99 Church Street, 4th Floor
    New York, NY 10007-0000